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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2018 RESULTS
Raises 2018 RevPAR Outlook by 100 Basis Points at Midpoint

BETHESDA, Maryland, Thursday, May 3, 2018 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 30 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Net Income: Net income was $4.3 million and earnings per diluted share was $0.02.

•	Comparable RevPAR: RevPAR was $157.38, a 1.8% increase from the comparable period of 2017.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 24.42%, a 132 basis point contraction from the comparable period of 2017.

•
Adjusted EBITDA: Adjusted EBITDA was $43.4 million, a decrease of $3.9 million from 2017. The decrease is primarily due to the hurricane-related closures of the Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West.

•	Adjusted FFO: Adjusted FFO was $33.7 million and Adjusted FFO per diluted share was $0.17.

•	Hotel Acquisitions: The Company acquired The Landing Resort & Spa in South Lake Tahoe, California and the Hotel Palomar in Phoenix, Arizona on March 1, 2018.

•
Business Interruption Insurance Income: The Company recognized $6.0 million of business interruption income during the quarter related to ongoing insurance claims for Frenchman's Reef and Morning Star Marriott Beach Resort, Havana Cabana Key West and the Lodge at Sonoma.

•	Dividends: The Company declared a dividend of $0.125 per share during the first quarter, which was paid on April 12, 2018.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “Lodging trends in the first quarter modestly exceeded our expectations and we are cautiously optimistic that this will continue for the balance of the year. Accordingly, we are pleased to be able to raise full year 2018 guidance. In the first quarter, DiamondRock remained focused on value-add capital allocation and strategically executed on internal and external growth opportunities. We took advantage of internal opportunities within the portfolio by investing over $25 million on hotel renovations to drive portfolio growth in net asset value.  DiamondRock also grew its portfolio during the quarter with two exciting new acquisitions.”

Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2018 and 2017 acquisitions for all periods presented and exclude the Frenchman's Reef and Morning Star Marriott Beach Resort (“Frenchman's Reef”) and Havana Cabana Key West for all periods presented due to the closure of these hotels. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended March 31, 2018, the Company reported the following:

	First Quarter
	2018	2017	Change
Comparable Operating Results (1)
ADR	$213.14	$211.28	0.9%
Occupancy	73.8%	73.2%	0.6 percentage points
RevPAR	$157.38	$154.64	1.8%
Revenues	$186.9 million	$184.2 million	1.5%
Hotel Adjusted EBITDA Margin	24.42%	25.74%	-132 basis points

Actual Operating Results (2)
Revenues	$181.5 million	$196.2 million	-7.5%
Net income	$4.3 million	$8.9 million	-$4.6 million
Earnings per diluted share	$0.02	$0.04	-$0.02
Adjusted EBITDA	$43.4 million	$47.3 million	-$3.9 million
Adjusted FFO	$33.7 million	$36.6 million	-$2.9 million
Adjusted FFO per diluted share	$0.17	$0.18	-$0.01
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and January 1, 2017 to March 31, 2017 and for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the seller of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef and Havana Cabana Key West and the operating results of hotels acquired for the Company's respective ownership periods.

Update on Impact from Natural Disasters

As previously disclosed, the Company is pursuing insurance claims for the remediation of property damage and business interruption at Frenchman's Reef, Havana Cabana Key West and the Lodge at Sonoma. The Company is insured for up to $361 million for each covered event, subject to certain deductibles and other conditions. During the first quarter, the Company recognized $6.0 million of business interruption income for Frenchman’s Reef, Havana Cabana Key West and the Lodge at Sonoma. The Company continues to negotiate with its insurers for additional business interruptions proceeds.

Frenchman’s Reef: The hotel was significantly damaged by last year's hurricanes and is expected to remain closed through 2019. The Company expects to receive insurance proceeds for its business interruption losses, including lost profits, during the closure period. The Company submitted its insurance claim during the first quarter and is working diligently with its insurance carriers and the USVI government to evaluate all alternatives to ensure the best outcome for its shareholders.

Havana Cabana Key West: The Company substantially completed a comprehensive renovation and re-positioning of the hotel in connection with the remediation of substantial wind and water-related damage from Hurricane Irma. The hotel reopened as the Havana Cabana Key West in April 2018. The Company expects to receive insurance proceeds for its business interruption losses, including lost profits during the closure period.

Hotel Acquisitions

On March 1, 2018, the Company acquired the 77-room Landing Resort & Spa in South Lake Tahoe, California for $42 million, or $545,000 per key. The Landing is a premier luxury resort with one of the best locations in Lake Tahoe. Also on March 1, 2018, the Company acquired the 242-room Hotel Palomar in Phoenix, Arizona for $80 million, or $331,000 per key. The Hotel Palomar is a highly-rated boutique hotel located in the heart of the CityScape mixed-use project in downtown Phoenix.

Capital Expenditures

The Company invested approximately $25.8 million in capital improvements at its hotels during the three months ended March 31, 2018. The Company expects to spend approximately $135 million for capital improvements in 2018. Significant projects that have been substantially completed to date include:

•
Chicago Marriott Downtown: The Company completed the final phase of the hotel's $110 million multi-year renovation during the first quarter, which included the remaining 258 of 1,200 guest rooms and the hotel's 60,000 square feet of meeting space.

•
Havana Cabana Key West: The Company completed a comprehensive renovation of the hotel as part of the remediation of the substantial wind and water-related damage caused by Hurricane Irma. The hotel reopened as the Havana Cabana Key West in April 2018.

•	Bethesda Marriott Suites: The Company substantially completed a renovation of the guest rooms at the hotel during the first quarter.

•	Westin Boston Waterfront Hotel: The Company completed a refresh of the hotel's guest rooms during the first quarter.

Other significant projects planned for the remainder of 2018 include:

•
Vail Marriott: The Company expects to renovate the hotel's guest rooms and meeting space to a luxury level in mid-2018 to help raise the average daily rate and close the rate gap with the hotel's luxury competitive set.

•	Westin Fort Lauderdale Beach Resort: The Company expects to renovate and upgrade the hotel's 432 guest rooms in 2018 to drive market share.

•
Hotel Rex: In connection with joining the Viceroy Collection, the Company expects to complete a comprehensive renovation and re-positioning of the hotel in the fourth quarter of 2018. The hotel will close for approximately four months during renovation. The renovation is expected to be completed in time to take advantage of an expected strong 2019 lodging market in San Francisco.

•
JW Marriott Denver: The Company expects to begin renovating the hotel's guest rooms, public space and meeting rooms in the fourth quarter of 2018, with the majority of the work occurring in 2019. The renovation is expected to secure the hotel's position as the top luxury hotel in the high-end Cherry Creek submarket of Denver.

The Company incurred approximately $2.0 million in renovation displacement of Hotel Adjusted EBITDA for the first quarter of 2018, primarily attributed to the renovations at the Chicago Marriott Downtown, Bethesda Marriott Suites and Westin Boston Waterfront. The Company anticipates approximately $4.0 million in additional renovation displacement of Hotel Adjusted EBITDA for the remainder of 2018, which is primarily attributable to the upgrade renovations at the Vail Marriott, Hotel Rex and Westin Fort Lauderdale Beach Resort. The displacement is expected to be approximately $1.0 million in the second quarter, and $1.5 million in each of the third and fourth quarters.

Balance Sheet

As of March 31, 2018, the Company had $69.1 million of unrestricted cash on hand and approximately $937.6 million of total debt, which primarily consisted of property-specific mortgage debt and $300.0 million of unsecured term loans. The Company has no outstanding borrowings on its $300.0 million senior unsecured credit facility and 22 of its 30 hotels are unencumbered by debt.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of March 29, 2018. The dividend was paid on April 12, 2018.

Guidance
The Company is providing annual guidance for 2018, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Comparable RevPAR growth excludes Frenchman’s Reef and Havana Cabana Key West and includes the Company's 2017 and 2018 acquisitions for all periods.

Based on increased confidence in lodging fundamentals, the Company is raising its 2018 guidance and expects the full year 2018 results to be as follows:

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End

Comparable RevPAR Growth	0 percent	2 percent	1.5 percent	2.5 percent	+ 100bps
Adjusted EBITDA	$249 million	$261 million	$254 million	$263 million	+ $3.5 million
Adjusted FFO	$199 million	$209 million	$205 million	$212 million	+ $4.5 million
Adjusted FFO per share (based on 202 million diluted shares)	$0.99 per share	$1.03 per share	$1.01 per share	$1.05 per share	+ $0.02 per share

The guidance above incorporates the following assumptions:

•	Business interruption insurance proceeds of approximately $20 million;

•	Corporate expenses of $27 million to $28 million, excluding severance charges from the Company's CFO transition;

•	Interest expense of $40 million to $41 million; and

•	Income tax expense of $8 million to $11 million;

The Company expects approximately 29% to 30% of its full year 2018 Adjusted EBITDA to be earned in the second quarter of 2018, which includes approximately $4.0 million of business interruption insurance income.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 and 2017 acquisitions and excludes Frenchman's Reef and Havana Cabana Key West for all periods presented.

	Quarter 1, 2017	Quarter 2, 2017	Quarter 3, 2017	Quarter 4, 2017	Full Year 2017
ADR	$211.28	$237.36	$227.92	$235.86	$228.59
Occupancy	73.2%	84.6%	84.9%	77.5%	80.1%
RevPAR	$154.64	$200.85	$193.51	$182.82	$183.05
Revenues (in thousands)	$184,233	$231,798	$218,565	$214,587	$849,183
Hotel Adjusted EBITDA (in thousands)	$47,424	$81,192	$68,999	$66,897	$264,512
% of full Year	17.9%	30.7%	26.1%	25.3%	100.0%
Hotel Adjusted EBITDA Margin	25.74%	35.03%	31.57%	31.17%	31.15%
Available Rooms	840,690	850,031	854,820	857,734	3,403,275
Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, May 4, 2018, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9795246. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 30 premium quality hotels with over 9,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Property and equipment, net	$2,810,965	$2,692,286
Restricted cash	38,395	40,204
Due from hotel managers	100,343	86,621
Favorable lease assets, net	46,731	26,690
Prepaid and other assets (1)	36,220	71,488
Cash and cash equivalents	69,092	183,569
Total assets	$3,101,746	$3,100,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$639,334	$639,639
Term loans, net of unamortized debt issuance costs	298,268	298,153
Total debt	937,602	937,792

Deferred income related to key money, net	12,036	14,307
Unfavorable contract liabilities, net	75,459	70,734
Deferred ground rent	88,116	86,614
Due to hotel managers	89,738	74,213
Dividends declared and unpaid	25,605	25,708
Accounts payable and accrued expenses (2)	55,441	57,845
Total other liabilities	346,395	329,421
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,562,761 and 200,306,733 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	2,006	2,003
Additional paid-in capital	2,066,584	2,061,451
Accumulated deficit	(250,841)	(229,809)
Total stockholders’ equity	1,817,749	1,833,645
Total liabilities and stockholders’ equity	$3,101,746	$3,100,858

(1) Includes $23.9 million and $55.8 million of insurance receivables, $0.9 million of deferred tax assets, $4.8 million and $8.0 million of prepaid expenses and $6.6 million and $6.8 million of other assets as of March 31, 2018 and December 31, 2017, respectively.

(2) Includes $6.0 million of deferred tax liabilities, $7.1 million and $11.2 million of accrued hurricane-related costs, $11.7 million and $15.3 million of accrued property taxes, $14.8 million and $11.7 million of accrued capital expenditures, and $15.8 million and $13.6 million of other accrued liabilities as of March 31, 2018 and December 31, 2017, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rooms	$128,978	$137,832
Food and beverage	40,792	44,778
Other	11,760	13,600
Total revenues	181,530	196,210
Operating Expenses:
Rooms	35,600	36,901
Food and beverage	27,454	29,466
Management fees	2,833	6,012
Other hotel expenses	73,463	71,659
Depreciation and amortization	24,902	24,363
Hotel acquisition costs	—	2,251
Corporate expenses	9,786	6,262
Gain on business interruption insurance	(6,027)	—
Total operating expenses, net	168,011	176,914
Operating profit	13,519	19,296
Interest and other income, net	(511)	(359)
Interest expense	9,877	9,513
Total other expenses, net	9,366	9,154
Income before income taxes	4,153	10,142
Income tax benefit (expense)	185	(1,255)
Net income	$4,338	$8,887
Earnings per share:
Basic earnings per share	$0.02	$0.04
Diluted earnings per share	$0.02	$0.04

Weighted-average number of common shares outstanding:
Basic	201,145,014	200,654,092
Diluted	201,775,832	201,837,582

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2018	2017
Net income	$4,338	$8,887
Interest expense	9,877	9,513
Income tax (benefit) expense	(185)	1,255
Real estate related depreciation	24,902	24,363
EBITDA	38,932	44,018
Impairment losses	—	—
Gain on sale of hotel properties	—	—
EBITDAre	38,932	44,018
Non-cash ground rent	1,535	1,550
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel acquisition costs	—	2,251
Hurricane-related costs (1)	(214)	—
Hotel manager transition items (2)	(2,183)	—
Severance costs (3)	5,847	—
Adjusted EBITDA	$43,439	$47,341

(1)
Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)	Represents accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.
(3) Consists of (a) $3.0 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations and (b) $2.8 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$83,683	$91,683
Interest expense	41,000	40,000
Income tax expense	8,000	11,000
Real estate related depreciation	100,000	99,000
EBITDAre	232,683	241,683
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,900)	(1,900)
Manager transition items	(2,183)	(2,183)
Hurricane-related costs	1,000	1,000
Severance costs	18,000	18,000
Adjusted EBITDA	$254,000	$263,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2018	2017
Net income	$4,338	$8,887
Interest expense	9,877	9,513
Income tax (benefit) expense	(185)	1,255
Real estate related depreciation	24,902	24,363
EBITDA	38,932	44,018
Corporate expenses	9,786	6,262
Interest and other income, net	(511)	(359)
Gain on business interruption insurance	(6,027)	—
Hotel acquisition costs	—	2,251
Hurricane-related costs (1)	(214)	—
Severance (2)	2,833	—
Hotel EBITDA	44,799	52,172
Non-cash ground rent	1,535	1,550
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel manager transition items (3)	(2,183)	—
Hotel Adjusted EBITDA	$43,673	$53,244
(1)     Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the condensed consolidated statement of operations.
(3) Represents accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,

	2018	2017
Net income	$4,338	$8,887
Real estate related depreciation	24,902	24,363
FFO	29,240	33,250
Non-cash ground rent	1,535	1,550
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(478)
Hotel acquisition costs	—	2,251
Hurricane-related costs (1)	(214)	—
Hotel manager transition items (2)	(2,183)	—
Severance costs (3)	5,847	—
Adjusted FFO	$33,747	$36,573
Adjusted FFO per diluted share	$0.17	$0.18

(1)
Represents stabilization, cleanup, and other costs (such as hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)	Represents accelerated amortization of key money received from Marriott for Frenchman's Reef in connection with the termination of the hotel's management agreement.
(3) Consists of (a) $3.0 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations and (b) $2.8 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2018 Guidance
	Low End	High End
Net income	$83,683	$91,683
Real estate related depreciation	100,000	99,000
FFO	183,683	190,683
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,900)	(1,900)
Manager transition items	(2,183)	(2,183)
Hurricane-related costs	1,000	1,000
Severance costs	18,000	18,000
Adjusted FFO	$205,000	$212,000
Adjusted FFO per diluted share	$1.01	$1.05

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 and 2017 acquisitions and excludes the results for the closed hotels (in thousands):

	Three Months Ended March 31,
	2018	2017
Revenues	$181,530	$196,210
Hotel revenues from prior ownership (1)	5,305	12,092
Hotel revenues from closed hotels (2)	40	(24,069)
Comparable Revenues	$186,875	$184,233

Hotel Adjusted EBITDA	$43,673	$53,244
Hotel Adjusted EBITDA from prior ownership (1)	1,766	3,235
Hotel Adjusted EBITDA from closed hotels (2)	198	(9,055)
Comparable Hotel Adjusted EBITDA	$45,637	$47,424

Hotel Adjusted EBITDA Margin	24.06%	27.14%
Comparable Hotel Adjusted EBITDA Margin	24.42%	25.74%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to March 31, 2017, respectively and the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West as they are closed due to hurricane damage.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months ended March 31, 2018 and 2017 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three months ended March 31, 2018 and 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2018 comparable to 2017, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to March 31, 2017, respectively and the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West as they are closed due to hurricane damage. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended March 31,							Three Months Ended March 31,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$35,600	$36,901	(3.5)%	$—	$(2,757)	$788	$2,015	$36,388	$36,159	0.6%
Food and beverage departmental expenses	27,454	29,466	(6.8)%	—	(4,392)	1,162	2,733	28,616	27,807	2.9%
Other direct departmental	2,502	2,995	(16.5)%	—	(696)	103	359	2,605	2,658	(2.0)%
General and administrative	17,019	17,995	(5.4)%	—	(2,036)	467	1,335	17,486	17,294	1.1%
Utilities	5,031	6,060	(17.0)%	—	(1,259)	138	349	5,169	5,150	0.4%
Repairs and maintenance	7,788	8,684	(10.3)%	—	(1,100)	126	406	7,914	7,990	(1.0)%
Sales and marketing	13,933	13,801	1.0%	(34)	(1,348)	340	828	14,239	13,281	7.2%
Franchise fees	5,909	5,031	17.5%	—	—	—	—	5,909	5,031	17.5%
Base management fees	1,621	4,545	(64.3)%	2,173	(687)	223	453	4,017	4,311	(6.8)%
Incentive management fees	1,212	1,467	(17.4)%	—	—	—	—	1,212	1,467	(17.4)%
Property taxes	13,655	12,230	11.7%	(53)	(61)	81	140	13,683	12,309	11.2%
Ground rent	2,504	2,513	(0.4)%	—	—	—	—	2,504	2,513	(0.4)%
Insurance	1,201	1,688	(28.9)%	(53)	(488)	37	87	1,185	1,287	(7.9)%
Severance costs	2,833	—	100.0%	—	—	—	—	2,833	—	100.0%
Hurricane-related costs	(214)	—	(100.0)%	214	—	—	—	—	—	—%
Other fixed expenses	1,302	662	96.7%	(1)	(189)	117	242	1,418	715	98.3%
Total hotel operating expenses	$139,350	$144,038	(3.3)%	$2,246	$(15,013)	$3,582	$8,947	$145,178	$137,972	5.2%
Hurricane-related costs	214	—	100.0%	(214)	—	—	—	—	—	—%
Severance costs	(2,833)	—	(100.0)%	—		—	—	(2,833)	—	(100.0)%
Manager transition items	2,183	—	100.0%	(2,183)	—	—	—	—	—	—%
Non-cash ground rent	(1,535)	(1,550)	(1.0)%	—	—	(50)	(91)	(1,585)	(1,641)	(3.4)%
Non-cash amortization of favorable and unfavorable contract liabilities, net	478	478	—%	—	—	—	—	478	478	—%
Total adjusted hotel operating expenses	$137,857	$142,966	(3.6)%	$(151)	$(15,013)	$3,532	$8,856	$141,238	$136,809	3.2%

Market Capitalization as of March 31, 2018
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2018 closing price of $10.44/share)	$2,110,142
Consolidated debt (face amount)	943,934
Cash and cash equivalents	(69,092)
Total enterprise value	$2,984,984
Share Reconciliation

Common shares outstanding	200,563
Unvested restricted stock held by management and employees	666
Share grants under deferred compensation plan	892
Combined shares outstanding	202,121

Debt Summary as of March 31, 2018
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	56,295	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	64,307	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	28,115	April 2023
Westin San Diego	3.94%	Fixed	64,487	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	83,698	August 2024
Renaissance Worthington	3.66%	Fixed	83,717	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	63,237	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	197,135	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Debt issuance costs, net			(4,600)
Total mortgage and other debt, net of unamortized debt issuance costs			$639,334

Unsecured term loan	LIBOR + 1.45(2)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Debt issuance costs, net			(1,732)
Unsecured term loans, net of unamortized debt issuance costs			$298,268

Senior unsecured credit facility	LIBOR + 1.50	Variable	$—	May 2020 (3)

Total debt, net of unamortized debt issuance costs			$937,602
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	3.89%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The interest rate as of March 31, 2018 was 3.11%.

(3)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2018	1Q 2017	B/(W)	1Q 2018	1Q 2017	B/(W)	1Q 2018	1Q 2017	B/(W)	1Q 2018	1Q 2017	B/(W)
Atlanta Alpharetta Marriott	$187.52	$179.49	4.5%	65.0%	70.2%	(5.2)%	$121.95	$125.98	(3.2)%	35.96%	33.33%	263 bps
Bethesda Marriott Suites	$174.77	$170.50	2.5%	52.7%	70.1%	(17.4)%	$92.16	$119.47	(22.9)%	14.24%	26.00%	-1176 bps
Boston Westin	$205.91	$207.73	(0.9)%	64.5%	67.6%	(3.1)%	$132.86	$140.34	(5.3)%	14.40%	20.42%	-602 bps
Hilton Boston Downtown	$200.74	$202.90	(1.1)%	79.2%	72.7%	6.5%	$158.97	$147.60	7.7%	18.13%	17.50%	63 bps
Hilton Burlington	$131.22	$122.29	7.3%	72.3%	67.3%	5.0%	$94.89	$82.32	15.3%	19.61%	14.23%	538 bps
Renaissance Charleston	$237.08	$240.22	(1.3)%	82.4%	57.3%	25.1%	$195.26	$137.59	41.9%	36.22%	18.90%	1732 bps
Chicago Marriott	$163.12	$164.76	(1.0)%	49.7%	49.5%	0.2%	$81.05	$81.51	(0.6)%	(14.51)%	(3.16)%	-1135 bps
Chicago Gwen	$185.02	$161.61	14.5%	72.0%	45.2%	26.8%	$133.23	$73.10	82.3%	(4.17)%	(23.13)%	1896 bps
Courtyard Denver Downtown	$175.23	$187.94	(6.8)%	80.1%	71.5%	8.6%	$140.32	$134.32	4.5%	39.70%	40.92%	-122 bps
Courtyard Fifth Avenue	$213.08	$198.63	7.3%	82.9%	83.3%	(0.4)%	$176.60	$165.38	6.8%	(3.36)%	(7.67)%	431 bps
Courtyard Midtown East	$192.23	$196.41	(2.1)%	87.5%	81.9%	5.6%	$168.21	$160.86	4.6%	3.88%	7.12%	-324 bps
Fort Lauderdale Westin	$255.63	$237.77	7.5%	94.6%	96.0%	(1.4)%	$241.92	$228.24	6.0%	42.73%	45.44%	-271 bps
JW Marriott Denver Cherry Creek	$237.06	$243.00	(2.4)%	74.3%	74.4%	(0.1)%	$176.15	$180.69	(2.5)%	26.89%	28.05%	-116 bps
Sheraton Suites Key West	$300.06	$297.84	0.7%	92.3%	93.4%	(1.1)%	$277.07	$278.06	(0.4)%	53.10%	52.08%	102 bps
The Landing Resort & Spa (1)	$265.59	$272.24	(2.4)%	48.2%	52.9%	(4.7)%	$128.06	$143.93	(11.0)%	(7.18)%	16.85%	-2403 bps
Lexington Hotel New York	$187.93	$177.62	5.8%	82.3%	87.2%	(4.9)%	$154.75	$154.92	(0.1)%	(8.02)%	(14.97)%	695 bps
Hotel Palomar Phoenix (1)	$257.82	$265.34	(2.8)%	87.3%	86.9%	0.4%	$225.00	$230.57	(2.4)%	46.32%	45.14%	118 bps
Hotel Rex	$203.51	$249.07	(18.3)%	77.8%	76.2%	1.6%	$158.35	$189.72	(16.5)%	31.05%	34.72%	-367 bps
Salt Lake City Marriott	$179.72	$170.62	5.3%	72.0%	76.8%	(4.8)%	$129.46	$130.97	(1.2)%	39.15%	43.34%	-419 bps
L'Auberge de Sedona	$587.28	$493.33	19.0%	75.9%	74.5%	1.4%	$445.87	$367.69	21.3%	20.86%	17.72%	314 bps
Orchards Inn Sedona	$259.53	$212.53	22.1%	73.9%	75.1%	(1.2)%	$191.76	$159.54	20.2%	37.00%	29.86%	714 bps
Shorebreak	$240.42	$219.08	9.7%	72.6%	62.2%	10.4%	$174.54	$136.21	28.1%	24.68%	16.47%	821 bps
The Lodge at Sonoma	$237.70	$236.41	0.5%	59.6%	41.8%	17.8%	$141.56	$98.91	43.1%	12.77%	(9.98)%	2275 bps
Hilton Garden Inn Times Square Central	$182.20	$174.40	4.5%	96.7%	95.2%	1.5%	$176.20	$166.10	6.1%	12.99%	8.72%	427 bps
Vail Marriott	$420.70	$422.64	(0.5)%	85.2%	91.7%	(6.5)%	$358.61	$387.75	(7.5)%	52.75%	52.91%	-16 bps
Westin San Diego	$186.41	$197.49	(5.6)%	80.8%	84.6%	(3.8)%	$150.54	$167.12	(9.9)%	37.77%	41.58%	-381 bps
Westin Washington D.C. City Center	$193.28	$230.68	(16.2)%	84.8%	82.9%	1.9%	$163.99	$191.33	(14.3)%	28.25%	39.29%	-1104 bps
Renaissance Worthington	$194.67	$184.65	5.4%	76.9%	77.4%	(0.5)%	$149.70	$142.97	4.7%	40.24%	39.95%	29 bps
Total (2)	$212.45	$219.15	(3.1)%	73.9%	74.1%	(0.2)%	$156.93	$162.43	(3.4)%	24.06%	27.01%	-295 bps
Comparable Total (3)	$213.14	$211.28	0.9%	73.8%	73.2%	0.6%	$157.38	$154.64	1.8%	24.42%	25.74%	-132 bps

(1)	Hotels were acquired on March 1, 2018. Amounts reflect the operating results for these hotels for the period from March 1, 2018 to March 31, 2018 and March 1, 2017 to March 31, 2017.

(2)
Amounts include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from March 1, 2017 to March 31, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)
Amounts exclude the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West, which are closed due to hurricane damage and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to March 31, 2017, respectively and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,867	$1,279	$471	$—	$—	$1,750
Bethesda Marriott Suites	$3,097	$(1,451)	$379	$—	$1,513	$441
Boston Westin	$17,470	$(1,980)	$2,354	$2,202	$(60)	$2,516
Hilton Boston Downtown	$6,521	$(55)	$1,237	$—	$—	$1,182
Hilton Burlington	$2,769	$33	$510	$—	$—	$543
Renaissance Charleston	$3,426	$875	$398	$—	$(32)	$1,241
Chicago Marriott	$12,889	$(5,466)	$3,932	$61	$(397)	$(1,870)
Chicago Gwen	$5,063	$(1,315)	$1,104	$—	$—	$(211)
Courtyard Denver Downtown	$2,456	$661	$314	$—	$—	$975
Courtyard Fifth Avenue	$3,066	$(545)	$447	$—	$(5)	$(103)
Courtyard Midtown East	$5,046	$(1,464)	$686	$974	$—	$196
Fort Lauderdale Westin	$15,914	$5,450	$1,350	$—	$—	$6,800
Frenchman's Reef	$(40)	$(99)	$—	$—	$—	$(99)
JW Marriott Denver Cherry Creek	$4,880	$101	$517	$694	$—	$1,312
Havana Cabana Key West	$—	$(99)	$—	$—	$—	$(99)
Sheraton Suites Key West	$5,475	$2,481	$426	$—	$—	$2,907
The Landing Resort & Spa	$585	$(163)	$121	$—	$—	$(42)
Lexington Hotel New York	$11,498	$(4,338)	$3,404	$4	$8	$(922)
Hotel Palomar Phoenix	$2,731	$1,043	$222	$—	$—	$1,265
Hotel Rex	$1,662	$377	$139	$—	$—	$516
Salt Lake City Marriott	$8,565	$2,115	$616	$622	$—	$3,353
L'Auberge de Sedona	$5,811	$725	$487	$—	$—	$1,212
Orchards Inn Sedona	$2,143	$516	$235	$—	$42	$793
Shorebreak	$3,744	$559	$380	$—	$(15)	$924
The Lodge at Sonoma	$4,512	$(201)	$492	$285	$—	$576
Hilton Garden Inn Times Square Central	$4,619	$(218)	$818	$—	$—	$600
Vail Marriott	$14,928	$7,344	$530	$—	$—	$7,874
Westin San Diego	$9,206	$1,736	$1,097	$644	$—	$3,477
Westin Washington D.C. City Center	$7,470	$112	$1,316	$682	$—	$2,110
Renaissance Worthington	$11,157	$2,779	$919	$790	$2	$4,490
Total	$181,530	$10,792	$24,901	$6,958	$1,056	$43,673
Add: Prior Ownership Results (2)	$5,305	$1,101	$577	$38	$50	$1,766
Less: Closed Hotels (3)	$40	$198	$—	$—	$—	$198
Comparable Total	$186,875	$12,091	$25,478	$6,996	$1,106	$45,637

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West, which are closed due to hurricane damage.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,014	$1,287	$384	$—	$—	$1,671
Bethesda Marriott Suites	$3,931	$(848)	$347	$—	$1,523	$1,022
Boston Westin	$18,300	$(607)	$2,181	$2,231	$(69)	$3,736
Hilton Boston Downtown	$6,137	$(162)	$1,236	$—	$—	$1,074
Hilton Burlington	$2,523	$(157)	$516	$—	$—	$359
Renaissance Charleston	$2,344	$145	$330	$—	$(32)	$443
Chicago Marriott	$15,721	$(3,613)	$3,478	$35	$(397)	$(497)
Chicago Gwen	$2,542	$(1,443)	$855	$—	$—	$(588)
Courtyard Denver Downtown	$2,314	$664	$283	$—	$—	$947
Courtyard Fifth Avenue	$2,895	$(723)	$449	$—	$52	$(222)
Courtyard Midtown East	$4,891	$(1,303)	$662	$989	$—	$348
Fort Lauderdale Westin	$14,728	$5,424	$1,269	$—	$—	$6,693
Frenchman's Reef	$21,856	$6,160	$1,658	$—	$—	$7,818
JW Marriott Denver Cherry Creek	$5,152	$231	$508	$706	$—	$1,445
Havana Cabana Key West	$2,213	$1,044	$193	$—	$—	$1,237
Sheraton Suites Key West	$5,495	$2,575	$287	$—	$—	$2,862
Lexington Hotel New York	$10,801	$(6,567)	$3,475	$1,467	$8	$(1,617)
Hotel Rex	$1,875	$508	$143	$—	$—	$651
Salt Lake City Marriott	$9,230	$2,843	$518	$639	$—	$4,000
L'Auberge de Sedona	$2,372	$595	$184	$—	$—	$779
Orchards Inn Sedona	$967	$322	$77	$—	$14	$413
Shorebreak	$2,532	$32	$400	$—	$(15)	$417
The Lodge at Sonoma	$3,045	$(985)	$390	$291	$—	$(304)
Hilton Garden Inn Times Square Central	$4,337	$(413)	$791	$—	$—	$378
Vail Marriott	$16,255	$8,097	$503	$—	$—	$8,600
Westin San Diego	$9,438	$2,158	$1,108	$658	$—	$3,924
Westin Washington D.C. City Center	$8,420	$1,323	$1,283	$702	$—	$3,308
Renaissance Worthington	$10,882	$2,691	$855	$799	$2	$4,347
Total	$196,210	$19,278	$24,363	$8,517	$1,086	$53,244
Add: Prior Ownership Results(2)	$12,092	$1,732	$1,388	$38	$77	$3,235
Less: Closed Hotels (3)	$(24,069)	$(7,204)	$(1,851)	$—	$—	$(9,055)
Comparable Total	$184,233	$13,806	$23,900	$8,555	$1,163	$47,424

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2017 to March 31, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West, which are closed due to hurricane damage.